Exhibit 3e

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AMPAL-AMERICAN ISRAEL CORPORATION

                 UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


        We, the undersigned being President and Secretary of Ampal-American Israel Corporation, do hereby certify as follows:

        1. The name of the Corporation is AMPAL-AMERICAN ISRAEL
CORPORATION. It was formed under the name of Ampal-American Palestine Trading Corporation.

        2. The Certificate of Incorporation was filed in the office of the Secretary of State of New York on the 6th day of February 1942.

        3. The Certificate of Incorporation, as restated and filed in the Office of the Secretary of State of the State of New York on the 29th day of December, 1982, and as subsequently amended by Certificates of Amendment filed in the Office of the Secretary of the State of New York on March 18, 1983 and July 26, 1988 (the "Certificate of Incorporation") is hereby amended to increase the aggregate number of shares which the Corporation is authorized to issue from Thirty-Seven Million Nine Hundred Thirty-Two Thousand Eight Hundred Fifty (37,932,850) shares to Sixty-Seven Million Nine Hundred Thirty-Two Thousand Eight Hundred Fifty (67,932,850) shares, so that paragraph THIRD of the Certificate of Incorporation of the Corporation shall read in its entirety as follows:
               "THIRD: The aggregate number of shares which the Corporation is authorized to issue is Sixty-Seven Million Nine
        Hundred Thirty-Two Thousand Eight Hundred Fifty (67,932,850) shares divided into three classes as hereinafter set forth."

        4. The Certificate of Incorporation is hereby amended to increase the number of authorized and outstanding shares of Class A Stock from Thirty Million (30,000,000) shares having a par value of One Dollar ($1) per share to Sixty Million (60,000,000) shares having a par value of One Dollar ($1) per share, so that the first subparagraph of paragraph FOURTH of the Certificate of Incorporation shall read in its entirety as follows:

               "FOURTH: Said Sixty-Seven Million Nine Hundred Thirty-Two
        Thousand Eight Hundred Fifty (67,932,850) shares which the Corporation has authority to issue shall be divided into three classes which shall consist of Three Million (3,000,000) shares of Common Stock having a par value of One Dollar ($1) per share, Sixty Million (60,000,000) shares of Class "A" Stock having a par value of One Dollar ($1) per share and Four Million Nine Hundred Thirty-Two Thousand Eight Hundred Fifty (4,932,850) shares of Preferred Stock having a par value of Five Dollars ($5.00) per share."
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        5. The Certificate of Incorporation is hereby amended to change the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him, so that Article Fifth of the Certificate of Incorporation shall read as follows:

               "FIFTH: The office of the Corporation shall be located in the City of New York, County of New York; and the address of which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation, which may be served upon him is 1177 Avenue of the Americas, New York, New York."

        6. (i) The amendments to the Certificate of Incorporation described in paragraphs Three and Four of this Certificate of Amendment were authorized by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon, at a meeting of the shareholders of the Corporation duly called and held on the 8th day of November, 1995, a quorum being present.

          (ii) The amendment to the Certificate of Incorporation described in paragraph Five of this Certificate of Amendment was authorized by the unanimous written consent of the directors entitled to vote thereon dated November 9, 1993.

        IN WITNESS WHEREOF, we have executed this Certificate and affirm the truth of the statement herein set forth under penalty of perjury this 30th day of November, 1995.



                             /s/Lawrence Lefkowitz
                             -----------------------------
                             Lawrence Lefkowitz, President


                             /s/Michael K. Marks
                             -----------------------------
                             Michael K. Marks, Secretary


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